UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Seed Corporation

(Exact name of Registrant as specified in its charter)

Texas	27-3028235
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6533 S. Briar Bayou, Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-177157

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par Value $0.0001 per share

(Title of Class)

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Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities to be offered ” in the Registrant’s Registration Statement on Form S-1 (File No. 333-177157) as filed with the Securities and Exchange Commission on October 4, 2011 and as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Our Form S-1 registration statement under the Securities Act of 1933, declared effective by the Securities and Exchange Commission on March 28, 2012, we are registering under the Securities Exchange Act of 1934 our common stock.  Our authorized common stock consists of 8,999,886,999 shares, par value $.0001 per share, of which 5,000,000 shares are issued and outstanding.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

*	As filed in the Registrant’s Registration Statement on Form S-1 (File No. 333-177157) on October 4, 2011.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 30th day of April, 2014.

GLOBAL SEED CORPORATION
(Registrant)

By:	/s/ Su Zhi Da
Name:	Su Zhi Da
Title:	President and Chief Executive Officer (and principal accounting officer and principal financial officer)

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